Exhibit 99.1

OSI Systems Reports Fiscal 2023 Second Quarter Financial Results

  Q2 Revenues of $296 Million
  Q2 Earnings Per Diluted Share
    GAAP EPS of $0.96
    Adjusted EPS of $1.19
  Q2 Book-to-Bill Ratio of 1.7
  Record Q2 Ended Backlog of $1.5 Billion (21% increase from June 30, 2022)
  Company Reiterates FY 2023 Adjusted EPS Guidance and Narrows Range of Revenue Guidance
    H2 Year-Over-Year Revenue Growth of 8% - 12%
    H2 Year-Over-Year Adjusted EPS Growth of 17% - 23%

HAWTHORNE, Calif.--(BUSINESS WIRE)--January 26, 2023--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the three and six months ended December 31, 2022.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated: “Overall, our second quarter performance was solid in an economy that continues to be challenged by supply chain constraints, inflationary pressures, and rising interest rates. Our Q2 bookings were outstanding as we were awarded multiple significant new contracts leading to record backlog. Given our significant backlog and pipeline of opportunities, we anticipate strong revenue and adjusted earnings growth for the balance of fiscal 2023.”

For the second quarter of fiscal 2023, the Company reported revenues of $295.6 million, a 7% increase compared to the $276.7 million reported for the second quarter of fiscal 2022. Net income for the second quarter of fiscal 2023 was $16.4 million, or $0.96 per diluted share, compared to net income of $19.8 million, or $1.09 per diluted share, for the second quarter of fiscal 2022. Non-GAAP net income for the second quarter of fiscal 2023 was $20.4 million, or $1.19 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2022 of $23.2 million, or $1.28 per diluted share.

For the six months ended December 31, 2022, revenues were $563.7 million compared to $555.9 million in the same period a year ago. Net income for the six months ended December 31, 2022 was $27.6 million, or $1.61 per diluted share, compared with $38.8 million, or $2.13 per diluted share, for the same period a year ago. Non-GAAP net income for the six months ended December 31, 2022 was $35.3 million, or $2.06 per diluted share, compared with non-GAAP net income of $44.4 million, or $2.44 per diluted share, for the comparable prior-year period.

For the three months ended December 31, 2022, the Company's book-to-bill ratio was 1.7. As of December 31, 2022, the Company's backlog was $1.5 billion, representing an increase of 21% from the Company’s backlog as of June 30, 2022. During the quarter ended December 31, 2022, operating cash flow was negative $9.1 million due to changes in working capital compared to operating cash flow of $14.5 million for the same quarter of the prior year. Capital expenditures were $3.6 million and $3.7 million for the three months ended December 31, 2022 and 2021, respectively.

Mr. Chopra commented, “The Security division’s revenues for the second quarter increased 15% year-over-year, which contributed to operating margin expansion. Bookings were again very strong, leading to a record quarter-end backlog. A major win during the quarter was our recently announced $200 million+ international award that highlights our leadership position in the industry. We anticipate that our strong backlog will drive significant revenue growth and higher operating margins for the second half of the fiscal year.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division delivered record Q2 revenue along with a solid operating margin and bookings. This division continues to see robust global demand from existing customers and from new customers that we believe are drawn to suppliers with a proven global manufacturing and fulfillment footprint.”

Mr. Chopra concluded, “Our Healthcare division continued to be impacted during the second fiscal quarter by general market conditions, leading to lower year-over-year revenues and operating income. We have recently bolstered the management team with new talent and expect to strengthen the division’s offerings with new product development, principally in our patient monitoring portfolio.”

Fiscal Year 2023 Outlook

The Company is reiterating its fiscal 2023 non-GAAP diluted earnings per share guidance of $6.02 - $6.25 and narrowing the range of its fiscal 2023 revenues guidance from $1.240 billion - $1.275 billion to $1.240 billion - $1.265 billion. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2023 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and six months ended December 31, 2021 and 2022 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, non-cash interest expense, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the second quarter of fiscal 2023. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until February 9, 2023. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2023 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict, including the potential for broad economic disruption; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export controls and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Revenues:
Products	$205,377	$216,885	$412,589	$413,839
Services	71,304	78,712	143,349	149,829
Total net revenues	276,681	295,597	555,938	563,668
Cost of goods sold:
Products	139,060	158,294	281,966	301,663
Services	37,848	41,096	74,869	78,301
Total cost of goods sold	176,908	199,390	356,835	379,964
Gross profit	99,773	96,207	199,103	183,704
Operating expenses:
Selling, general and administrative	54,879	54,003	112,202	107,441
Research and development	14,977	14,456	29,794	28,996
Impairment, restructuring and other charges, net.	831	2,257	3,341	3,476
Total operating expenses	70,687	70,716	145,337	139,913
Income from operations	29,086	25,491	53,766	43,791
Interest and other expense, net	(2,217)	(5,180)	(4,233)	(8,612)
Income before income taxes	26,869	20,311	49,533	35,179
Provision for income taxes	(7,072)	(3,957)	(10,684)	(7,590)
Net income	$19,797	$16,354	$38,849	$27,589

Diluted earnings per share	$1.09	$0.96	$2.13	$1.61
Weighted average shares outstanding – diluted	18,106	17,103	18,203	17,140
UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Revenues – by Segment:
Security division	$145,918	$167,443	$295,435	$312,436
Healthcare division	52,425	43,520	103,013	87,083
Optoelectronics and Manufacturing division, including intersegment revenues	91,490	98,710	183,795	192,625
Intersegment eliminations	(13,152)	(14,076)	(26,305)	(28,476)
Total	$276,681	$295,597	$555,938	$563,668

Operating income (loss) – by Segment:
Security division	$18,171	$21,593	$39,764	$36,518
Healthcare division	7,030	1,404	12,950	3,032
Optoelectronics and Manufacturing division	13,382	12,212	23,165	23,470
Corporate	(9,663)	(9,276)	(22,126)	(19,424)
Intersegment eliminations	166	(442)	13	195
Total	$29,086	$25,491	$53,766	$43,791

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2022	December 31, 2022
Assets

Cash and cash equivalents	$64,202	$45,600
Accounts receivable, net	307,973	322,756
Inventories	333,907	361,376
Other current assets	40,062	37,703
Total current assets	746,144	767,435
Property and equipment, net	109,684	107,763
Goodwill	336,357	339,185
Intangible assets, net	138,370	138,040
Other non-current assets	112,595	113,807
Total Assets	$1,443,150	$1,466,230

Liabilities and Stockholders' Equity

Bank lines of credit	$60,000	$235,000
Current portion of long-term debt	244,575	8,100
Accounts payable and accrued expenses	194,266	189,438
Other current liabilities	115,113	105,704
Total current liabilities	613,954	538,242
Long-term debt	48,668	140,057
Other long-term liabilities	142,104	140,177
Total liabilities	804,726	818,476
Total stockholders’ equity	638,424	647,754
Total Liabilities and Stockholders’ Equity	$1,443,150	$1,466,230

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
		2021		2022		2021		2022
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$19,797	$1.09	$16,354	$0.96	$38,849	$2.13	$27,589	$1.61
Impairment, restructuring and other charges, net	831	0.05	2,257	0.13	3,341	0.18	3,476	0.20
Amortization of acquired intangible assets	3,162	0.18	3,768	0.22	6,360	0.36	7,488	0.44
Non-cash interest expense	57	--	139	0.01	125	0.01	295	0.02
Tax benefit of above adjustments	(1,009)	(0.06)	(1,418)	(0.09)	(2,476)	(0.14)	(2,690)	(0.16)
Discrete tax items	347	0.02	(716)	(0.04)	(1,798)	(0.10)	(814)	(0.05)

Non-GAAP basis	$23,185	$1.28	$20,384	$1.19	$44,401	$2.44	$35,344	$2.06
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended December 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of ales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$18,871	12.5%	$7,030	13.4%	$13,382	14.6%	$(9,497)	$29,086	10.5%
Impairment, restructuring and other charges, net	353	0.2%	-	-	-	-	478	831	0.3%
Amortization of acquired intangible assets	2,251	1.5%	201	0.4%	710	0.8%	-	3,162	1.2%
Non-GAAP basis– operating income (loss)	$20,775	14.2%	$7,231	13.8%	$14,092	15.4%	$(9,019)	$33,079	12.0%

Three Months Ended December 31, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$21,593	12.9%	$1,404	3.2%	$12,212	12.4%	$(9,718)	$25,491	8.6%
Impairment, restructuring and other charges, net	77	0.0%	2,152	4.9%	-	-	28	2,257	0.8%
Amortization of acquired intangible assets	2,883	1.8%	201	0.5%	684	0.7%	-	3,768	1.3%
Non-GAAP basis– operating income (loss)	$24,553	14.7%	$3,757	8.6%	$12,896	13.1%	$(9,690)	$31,516	10.7%

Six Months Ended December 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$39,764	14.5%	$12,950	12.6%	$23,165	12.6%	$(22,113)	$53,766	9.7%
Impairment, restructuring and other charges, net	628	0.2%	-	-	-	-	2,713	3,341	0.6%
Amortization of acquired intangible assets	4,537	1.5%	403	0.8%	1,420	0.8%	-	6,360	1.1%
Non-GAAP basis– operating income (loss)	$44,929	15.2%	$13,353	13.4%	$24,585	13.4%	$(19,400)	$63,467	11.4%

Six Months Ended December 31, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$36,518	11.7%	$3,032	3.5%	$23,470	12.2%	$(19,229)	$43,791	7.8%
Impairment, restructuring and other charges, net	865	0.3%	2,446	2.8%	15	0.0%	150	3,476	0.6%
Amortization of acquired intangible assets	5,703	1.8%	403	0.5%	1,382	0.7%	-	7,488	1.3%
Non-GAAP basis– operating income (loss)	$43,086	13.8%	$5,881	6.8%	$24,867	12.9%	$(19,079)	$54,755	9.7%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com